EXHIBIT 21.1

Subsidiaries of Aleris International, Inc. as of March 15, 2006

Wholly owned unless otherwise indicated.

1.	Alchem Aluminum, Inc., a Delaware corporation

2.	Alchem Aluminum Shelbyville Inc., a Delaware corporation

3.	Aleris Asia Pacific Ltd., a Hong Kong corporation

4.	Aleris Blanking and Rim Products, Inc. (formerly Indiana Aluminum Inc.), an Indiana corporation

5.	Aleris do Brasil Holding Ltda. (formerly IMCO Brazil Holding Ltda.), a Brazilian limited liability company

6.	Aleris Mexico, S. de R.L. de C.V. (formerly IMCO Reciclaje de Mexico, S. de R.L. de C.V.), a Mexican limited liability company

7.	Aleris Nuevo Leon, S. de R.L. de C.V. (formerly IMCO Reciclaje de Nuevo Leon, S. de R.L. de C.V.), a Mexican limited liability company

8.	Aleris Ohio Management, Inc., a Delaware corporation

9.	Aleris Reciclagem Ltda. (formerly IMCO Reciclagem de Materiais Indústria e Comércio Ltda.), a Brazilian limited liability company

10.	Aleris Reciclaje Servicios Administrativos, S. de R.L. de C.V. (formerly IMCO Reciclaje Servicios Administrativos, S. de R.L. de C.V.), a Mexican limited liability company

11.	Aleris Reciclaje Servicios de Manufactura, S. de R.L. de C.V. (formerly IMCO Reciclaje Servicios de Manufactura, S. de R.L. de C.V.), a Mexican limited liability company

12.	ALSCO Holdings, Inc., a Delaware corporation

13.	ALSCO Metals Corporation, a Delaware corporation

14.	Alumitech, Inc., a Delaware corporation

15.	Alumitech of Cleveland, Inc., a Delaware corporation

16.	Alumitech of Wabash, Inc., an Indiana corporation

17.	Alumitech of West Virginia, Inc., a Delaware corporation

18.	AWT Properties, Inc., an Ohio corporation

19.	ETS Schaefer Corporation, an Ohio corporation

20.	IMCO Indiana Partnership L.P., an Indiana limited partnership

21.	IMCO International, Inc., a Delaware corporation

22.	IMCO Investment Company, a Delaware corporation

23.	IMCO Management Partnership L.P., a Texas limited partnership

24.	IIMCO Recycling of California, Inc., a Delaware corporation

25.	IMCO Recycling Holding B.V., a Netherlands limited liability company

26.	IMCO Recycling of Idaho Inc., a Delaware corporation

27.	IMCO Recycling of Illinois Inc., an Illinois corporation

28.	IMCO Recycling of Indiana Inc., a Delaware corporation

29.	IMCO Recycling of Michigan L.L.C., a Delaware limited liability company

30.	IMCO Recycling (Netherlands) B. V., a Netherlands limited liability company

31.	IMCO Recycling of Ohio Inc., a Delaware corporation

32.	IMCO Recycling of Utah Inc., a Delaware corporation

33.	IMCO Recycling Services Company, a Delaware corporation

34.	IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England

35.	IMSAMET, Inc., a Delaware corporation

36.	Imsamet of Arizona, an Arizona partnership (70%)

37.	Interamerican Zinc, Inc., a Delaware corporation

38.	MetalChem Handel GmbH, a German limited liability company

39.	MetalChem, Inc., a Pennsylvania corporation

40.	Midwest Zinc Corporation, a Delaware corporation

41.	Rock Creek Aluminum, Inc., an Ohio corporation

42.	Silver Fox Holding Corp., a Delaware corporation

43.	Solar Aluminum Technology Services, a Utah partnership (50%)

44.	U.S. Zinc Corporation, a Delaware corporation

45.	U.S. Zinc Export Corporation, a Texas corporation

46.	VAW-IMCO Guß und Recycling GmbH, a German limited liability company

47.	Western Zinc Corporation, a California corporation

48.	Commonwealth Industries, Inc., a Delaware corporation

49.	CA Lewisport, LLC, a Delaware limited liability company

50.	CI Holdings, LLC, a Delaware limited liability company

51.	Commonwealth Aluminum, LLC, a Delaware limited liability company

52.	Commonwealth Aluminum Concast, Inc., an Ohio corporation

53.	Commonwealth Aluminum Lewisport, LLC, a Delaware limited liability company

54.	Commonwealth Aluminum Metals, LLC, a Delaware limited liability company

55.	Commonwealth Aluminum Sales Corporation, a Delaware corporation

56.	Commonwealth Aluminum Tube Enterprises, LLC, a Delaware limited liability company

57.	Commonwealth Financing Corp., a Delaware corporation

58.	Gulf Reduction Corporation, a Delaware corporation

59.	IMCO Energy Corp., a Delaware corporation